Exhibit 10.2

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of April 8, 2008 (this “Amendment No. 1”) among SPECTRA ENERGY CORP, a Delaware corporation (“Parent”), SPECTRA ENERGY CAPITAL, LLC, a Delaware limited liability company (the “Borrower”), the Lenders executing this Amendment No. 1 on the signature pages hereto and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent under the Credit Agreement referred to below (the “Agent”).

The Borrower, the Agent and the Lenders, are parties to a Credit Agreement dated as of May 21, 2007 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower. The Borrower, the Agent and the Lenders party hereto wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 of this Amendment No. 1, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Definitions.

(a) Section 1.01 of the Credit Agreement shall be amended by adding the following definitions in the appropriate alphabetical location:

““Amendment No. 1” means Amendment No. 1 dated effective as of the Amendment No. 1 Effective Date, among Parent, the Borrower, the Agent and the Lenders party thereto.”

““Amendment No. 1 Effective Date” means April 8, 2008.”

““Consolidated Subsidiaries” means Borrower and each Restricted Subsidiary of the Borrower.”

““Guaranteed Obligations” has the meaning specified in Section 9.01.”

““Parent Officer” means the president, a vice president, the chief financial officer, the treasurer, an assistant treasurer or the controller of Parent or such other representative of Parent as may be designated by any of the foregoing with the consent of the Agent.”

(b) Section 1.01 of the Credit Agreement shall be amended by restating the definitions “Consolidated Capitalization”, “Consolidated Indebtedness”, “Consolidated Net Tangible Assets”, “Consolidated Tangible Assets” and “Hybrid Securities” in their entirety to read as follows:

““Consolidated Capitalization” means, at any date, the sum of (a) Consolidated Indebtedness, (b) consolidated members equity as would appear on a consolidated balance sheet of Parent and the Consolidated Subsidiaries prepared in accordance with GAAP, (c) the aggregate liquidation preference of preferred member or other similar preferred or priority Equity Securities (other than preferred member or other similar preferred or priority Equity Securities subject to mandatory redemption or repurchase) of Parent and the Consolidated Subsidiaries upon involuntary liquidation, (d) without duplication of the amount, if any, of Hybrid Securities included in Consolidated Indebtedness by virtue of the proviso in the definition of such term, the aggregate outstanding amount of all Hybrid Securities of Parent and the Consolidated Subsidiaries and (e) minority interests as would appear on a consolidated balance sheet of Parent and the Consolidated Subsidiaries prepared in accordance with GAAP.”

““Consolidated Indebtedness” means, as of any date, all Indebtedness of Parent and the Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP plus, without duplication, all Indebtedness described in clause (e) of the definition thereof; provided, that solely for purposes of this definition Hybrid Securities shall constitute Indebtedness only to the extent, if any, that the amount thereof that appears on a consolidated balance sheet of Parent and the Consolidated Subsidiaries exceeds 15% of Consolidated Capitalization.”

““Consolidated Net Tangible Assets” means, as of any date, Consolidated Tangible Assets at such date minus all consolidated current liabilities of Parent and the Consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP.”

““Consolidated Tangible Assets” means, as of any date, the consolidated assets of Parent and the Consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, and after deducting therefrom (a) the net book value of all assets that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and (b) any prepaid expenses, deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.”

““Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by Parent or any Consolidated Subsidiary, or any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by Parent or any of the Consolidated Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of Parent or a Consolidated Subsidiary, and (B) payments made from time to time on the subordinated debt.”

2.03. Representations and Warranties. The introductory sentence of Section 4.01 and Sections 4.01(a), (b), (c), (e), (f), (g), (h), (i) and (j) of the Credit Agreement are hereby amended in their entirety to read as follows:

“SECTION 4.01. Parent and the Borrower represents and warrants that:”

“(a) Organization and Power. Each of Parent and the Borrower is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect.”

“(b) Company and Governmental Authorization; No Contravention. (i) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation or limited liability company agreement of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Restricted Subsidiaries. (ii) The execution, delivery and performance by Parent of this Agreement are within Parent’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of Parent or of any agreement, judgment, injunction, order, decree or other instrument binding upon Parent or result in the creation or imposition of any Lien on any asset of Parent, the Borrower or any of its Material Restricted Subsidiaries.

“(c) Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and Parent and each Note, if and when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and by general principles of equity.”

“(e) Regulation U. Parent and the Consolidated Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing or any Letter of Credit will be used, whether directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in any such case that would cause a violation of such Regulation U. Not more than 25% of the value of the assets of Parent and the Consolidated Subsidiaries is represented by margin stock.”

“(f) Litigation. Except as disclosed in the Parent’s annual report on Form 10-K for the fiscal year ended December 31, 2007, there is no action, suit or proceeding (including, without limitation, any Environmental Action) pending against, or to the knowledge of Parent or the Borrower threatened against or affecting, Parent, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official that would be likely to be decided adversely to Parent, the Borrower or such Subsidiary and, as a result, have a Material Adverse Effect.”

“(g) Compliance with Laws. Parent, the Borrower and each Subsidiary is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and Environmental Laws) except where (i) non-compliance would not have a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.”

“(h) Taxes. Parent, the Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Parent, the Borrower or any Subsidiary except (i) where nonpayment or failure to file would not have a Material Adverse Effect or (ii) where the same are contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of Parent, the Borrower and its Material Restricted Subsidiaries in respect of taxes or other governmental charges are, in the opinions of Parent and the Borrower, adequate.”

“(i) Investment Company Status. Neither Parent, the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.”

“(j) Disclosure. Neither the Information Memorandum (including the information incorporated therein by reference) nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Parent or the Borrower, to the Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.”

2.04. Covenants of the Borrower. Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.08, 5.09(a), 5.11 and 5.12 of the Credit Agreement are hereby amended in their entirety to read as follows:

“SECTION 5.01. Information. The Borrower will deliver to the Agent:

(a) as soon as available and in any event within 120 days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows, capitalization and retained earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner consistent with the requirements of the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Parent, commencing with the fiscal quarter ended March 31, 2008, a consolidated balance sheet of Parent and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of Parent’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Parent’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, application of GAAP and consistency by an Approved Officer of the Borrower;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Approved Officer of the Borrower and a Parent Officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.12 on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

(d) within five days after any officer of the Borrower with responsibility relating thereto obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of an Approved Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

(e) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) that Parent shall have filed with the Securities and Exchange Commission;

(f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Material Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Material Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Material Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Material Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Material Plan or makes any amendment to any Material Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

(g) from time to time such additional information regarding the financial position or business of Parent and its consolidated Subsidiaries (including, if requested, information as to the Parent and the Consolidated Subsidiaries on a stand-alone basis) as the Agent, at the request of any Lender, may reasonably request.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(e) shall be deemed to have been delivered on the date on which such information has been posted by Parent on the Securities and Exchange Commission website on the Internet at sec.gov/edaux/searches.htm, on the Borrower’s IntraLinks site at intralinks.com or on another website identified in a notice provided to the Lenders and accessible by the Lenders without charge.”

“SECTION 5.02. Payment of Taxes. Parent and the Borrower will pay and discharge, and the Borrower will cause each Subsidiary to pay and discharge, at or before maturity, all their tax liabilities, except where (i) nonpayment or failure to file would not have a Material Adverse Effect or (ii) the same may be contested in good faith by appropriate proceedings, and Parent and the Borrower will maintain, and the Borrower will cause each Material Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.”

“SECTION 5.03. Maintenance of Property; Insurance.

(a) Parent and the Borrower will keep, and the Borrower will cause each Material Restricted Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) Parent and the Borrower will, and the Borrower will cause each of its Material Restricted Subsidiaries to, maintain (either in the name of Parent or the Borrower or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or a similar business; provided that self-insurance by Parent or the Borrower or any such Material Restricted Subsidiary shall not be deemed a violation of this covenant to the extent that such self-insurance is consistent with reasonable and prudent business practice; and will furnish to the Lenders, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.”

“SECTION 5.04. Maintenance of Existence. Parent and the Borrower will preserve, renew and keep in full force and effect, and the Borrower will cause each Material Restricted Subsidiary to preserve, renew and keep in full force and effect their respective corporate or other legal existence and their respective rights, privileges and franchises material to the normal conduct of their respective businesses; provided that nothing in this Section 5.04 shall prohibit (i) any transaction permitted by Section 5.09 or (ii) the termination of any right, privilege or franchise of Parent, the Borrower or any Material Restricted Subsidiary or of the corporate or other legal existence of any Material Restricted Subsidiary or the change in form of organization of Parent, the Borrower or any Material Restricted Subsidiary if Parent or the Borrower in good faith determines that such termination or change is in the best interest of Parent or the Borrower, is not materially disadvantageous to the Lenders and, in the case of a change in the form of organization of Parent or the Borrower, the Agent has consented thereto (such consent not to be unreasonably withheld or delayed).”

“SECTION 5.05. Compliance with Laws. Parent and the Borrower will comply, and the Borrower will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and Environmental Laws) except where (i) noncompliance would not have a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.”

“SECTION 5.06. Books and Records. Parent and the Borrower will keep, and the Borrower will cause each Material Restricted Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all financial transactions in relation to its business and activities in accordance with its customary practices; and Parent and the Borrower will permit, and the Borrower will cause each Material Restricted Subsidiary to permit, representatives of any Lender at such Lender’s expense (accompanied by a representative of the Borrower, if the Borrower so desires) to visit any of their respective properties, to examine any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon such reasonable notice, at such reasonable times and as often as may reasonably be desired provided that such visits shall not occur more than one time per year unless an Event of Default has occurred and is continuing.”

“SECTION 5.08. Negative Pledge. Parent and the Borrower will not, and the Borrower will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) (i) Liens existing on the date of this Agreement granted by the Borrower or any Restricted Subsidiary and securing Indebtedness outstanding on the date of this Agreement and (ii) Liens described on Schedule 5.08 attached to Amendment No. 1, granted by Parent and securing Indebtedness outstanding on the Amendment No. 1 Effective Date;

(b) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into Parent, the Borrower or any Restricted Subsidiary and not created in contemplation of such event;

(c) any Lien existing on any asset prior to the acquisition thereof by Parent, the Borrower or any Restricted Subsidiary and not created in contemplation of such acquisition;

(d) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 365 days after the acquisition thereof;

(e) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 5.08; provided that the principal amount of such Indebtedness is not increased and is not secured by any additional assets;

(f) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law, created in the ordinary course of business and for amounts not past due for more than 60 days or which are being contested in good faith by appropriate proceedings that are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(h) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

(i) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property;

(j) Liens with respect to judgments and attachments that do not result in an Event of Default;

(k) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other obligations arising in the ordinary course of business;

(l) other Liens, including Liens imposed by Environmental Laws, arising in the ordinary course of business of Parent, the Borrower or such Restricted Subsidiary that (i) do not secure Indebtedness, (ii) do not secure obligations in an aggregate amount exceeding $100,000,000 at any time at which Investment Grade Status does not exist as to the Borrower, and (iii) do not in the aggregate materially detract from the value of the assets of Parent, the Borrower or such Restricted Subsidiary or materially impair the use thereof in the operation of its business;

(m) Liens required pursuant to the terms of this Agreement; and

(n) Liens not otherwise permitted by the foregoing clauses of this Section 5.08 securing obligations in an aggregate principal or face amount at any date not to exceed 15% of Consolidated Net Tangible Assets.”

“SECTION 5.09. Consolidations, Mergers and Sales of Assets.

(a) Neither Parent nor the Borrower will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any Person; provided that the Borrower may merge with another Person if the Borrower is the entity surviving such merger (except in the case of a merger of the Borrower with Parent, in which case Parent may be the surviving entity) and, after giving effect thereto, no Event of Default or Default shall have occurred and be continuing.”

“SECTION 5.11. Transactions with Affiliates. Parent or the Borrower will not, and the Borrower will not permit any Restricted Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate (other than the Borrower or a Restricted Subsidiary) unless such transaction is on terms and conditions reasonably fair to Parent, the Borrower or such Restricted Subsidiary in the good faith judgment of the Borrower or Parent; provided that the foregoing provisions of this Section 5.11 shall not prohibit Parent, the Borrower and each Restricted Subsidiary from (i) declaring or making any lawful distribution so long as, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result therefrom, (ii) issuing and maintaining letters of credit, guaranties and sureties as contingent obligations on behalf of Affiliates, (iii) making any Permitted MLP Asset Transfer, (iv) the payment of funds and making of capital contributions, loans and other transfers of money to Affiliates or to other Persons on behalf of such Affiliates, including payments made under letters of credit, guaranties and surety bonds issued and maintained on behalf of Affiliates, provided that the aggregate amount for all such payments and transfers referred to in this clause (iv) does not exceed $500,000,000 at any time outstanding (calculated at such time after giving effect to any repayments to the Borrower by, or on behalf of, such Affiliates for any such payment of funds and making of capital contributions, loans and other transfers of money) or (v) any transaction permitted by Section 5.09(a) or by either of the parenthetical provisions in Section 5.09(b).”

“SECTION 5.12. Indebtedness/Capitalization Ratio. Neither Parent nor the Borrower will permit the ratio of Consolidated Indebtedness to Consolidated Capitalization to exceed 65% at the end of any fiscal quarter of Parent.”

2.05. Events of Default. Sections 6.01(b), 6.01(c), 6.01(d), 6.01(e) and 6.01(f) of the Credit Agreement are hereby amended in their entirety to read as follows:

“(b) any representation or warranty made by Parent or the Borrower herein or by Parent or the Borrower (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or”

“(c) (i) Parent or the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), 5.04, 5.08, 5.09, 5.12, the second sentence of Section 5.10 or Article IX, or (ii) Parent or the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent at the request of any Lender; or”

“(d) (i) Parent, the Borrower or any of its Material Restricted Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal or notional amount of at least $175,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of Parent, the Borrower or such Material Restricted Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or”

“(e) Parent, the Borrower or any of its Material Restricted Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Parent, the Borrower or any of its Material Restricted Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Parent, the Borrower or any of its Material Restricted Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or”

“(f) judgments or orders for the payment of money in excess of $175,000,000 in the aggregate shall be rendered against Parent, the Borrower or any of its Material Restricted Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or”

2.06. Authorization and Action. Clause (c) of Section 7.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“(c) except as expressly set forth in this Agreement, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, the Borrower or any of the Subsidiaries that is communicated to or obtained by it or any of its Affiliates in any capacity.”

2.07. Agent’s Reliance, Etc. Clause (d) of Section 7.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

“(d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of Parent or the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of Parent or the Borrower;”

2.08. Notices. Clause (a) of Section 8.02 of the Credit Agreement is hereby amended by inserting the words “Parent or” immediately before each reference therein to the words “the Borrower”.

2.09. Right of Set-Off. Section 8.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

“SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of Parent or the Borrower against any and all of the obligations of Parent or the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note. Each Lender agrees promptly to notify Parent or the Borrower, as applicable, after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.”

2.10. Binding Effect. Section 8.06 of the Credit Agreement is hereby amended in its entirety to read as follows:

“SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders (and any attempted assignment by the Borrower without such consent shall be null and void). This Agreement shall become binding upon Parent upon the Amendment No. 1 Effective Date, and thereafter Parent’s obligations hereunder shall inure to the benefit of Parent, the Borrower, the Agent and each Lender and their respective successors and assigns, except that neither Parent nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders (and any attempted assignment by Parent or the Borrower without such consent shall be null and void).

2.11. Assignments and Participations. Clause (b) of Section 8.07 of the Credit Agreement is hereby amended by inserting the words “Parent or” immediately before each reference therein to the words “the Borrower”.

2.12. Guarantee. A new Article IX shall be added to the Credit Agreement as follows:

“ARTICLE IX

GUARANTEE

SECTION 9.01. The Guarantee. Parent hereby guarantees to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether by acceleration or otherwise) of all principal of and interest on the Advances made by the Lenders to the Borrower pursuant to this Agreement, all reimbursement obligations in respect of Letter of Credit Disbursements and all interest thereon payable by the Borrower pursuant to this Agreement and all other amounts from time to time owing to the Lenders or the Agent by the Borrower under this Agreement, strictly in accordance with the terms hereof (such obligations being herein collectively called the “Guaranteed Obligations”). Parent hereby further agrees that if the Borrower shall fail to pay in full when due (whether by acceleration or otherwise) any of the Guaranteed Obligations, Parent will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 9.02. Obligations Unconditional. The obligations of Parent under Section 9.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of Parent hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Parent hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to Parent, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

With respect to its obligations under this Article, Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

SECTION 9.03. Reinstatement. The obligations of Parent under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Parent agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 9.04. Subrogation. Parent hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 9.01, whether by subrogation or otherwise, against the Borrower of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 9.05. Remedies. Parent agrees that, as between Parent on the one hand and the Agent and the Lenders on the other, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VI (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VI) for purposes of Section 9.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Parent for purposes of Section 9.01.

SECTION 9.06. Instrument for the Payment of Money. Parent hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by Parent in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

SECTION 9.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.”

Section 3. Representations and Warranties. Each of the Borrower and Parent represents and warrants to the Lenders and the Agent that (a) the representations and warranties of such Person set forth in this Amendment No. 1 and in the Credit Agreement shall be true and correct on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference therein to “this Agreement” or “the Credit Agreement” (or words of similar import) included reference to this Amendment No. 1 and (b) no Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 of this Amendment No. 1 shall become effective, as of the date hereof, upon satisfaction of each of the following conditions precedent:

(a) Parent’s Secretary’s Certificate. The Agent shall have received a certificate of the Secretary or Assistant Secretary of Parent dated as of the date hereof (i) certifying as to the incumbency and signature of the officer or officers of Parent executing this Amendment No. 1 and any certificate or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, (ii) attaching a copy of the resolutions of the Board of Directors or equivalent governing body of Parent authorizing the execution, delivery and performance of this Amendment No. 1 and the Credit Agreement as amended hereby, (iii) attaching a copy of the Certificate of Incorporation of Parent certified by the Secretary of State of the State of Delaware, (iv) attaching a copy of the Bylaws of Parent and (v) attaching a copy of a certificate of good standing for Parent issued by the Secretary of State of the State of Delaware.

(b) Legal Opinion. The Agent shall have received a legal opinion with respect to the enforceability of this Amendment No. 1 and such other matters as reasonably requested by the Agent, dated the effective date of this Amendment No. 1, and addressed to the Agent and each Lender, from legal counsel to Parent, in form and substance reasonably satisfactory to the Agent.

(c) Execution and Delivery of this Amendment No. 1. The Agent shall have received one or more counterparts of this Amendment No. 1, executed and delivered by Parent, the Borrower and the Required Lenders.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each of Parent and the Borrower (a) ratifies and confirms all provisions of the Credit Agreement as amended by this Amendment No. 1, (b) ratifies and confirms that all obligations of each of Parent and the Borrower under the Notes and the Credit Agreement as amended by this Amendment No. 1 are not released, reduced, or otherwise adversely affected by this Amendment No. 1, and (c) agrees to perform such acts and duly authorize, execute, acknowledge and deliver such additional documents and certificates as Agent may reasonably request in connection with this Amendment No. 1. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York. Each of Parent and the Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Amendment No. 1 and the Credit Agreement or the transactions contemplated hereby or thereby. Each of Parent and the Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF PARENT, THE BORROWER, THE AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1, THE CREDIT AGREEMENT OR THE NOTES OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. The Borrower shall pay all reasonable fees and expenses paid or incurred by the Agent incident to this Amendment No. 1, including, without limitation, the reasonable fees and expenses of the Agent’s counsel in connection with the negotiation, preparation, delivery and execution of this Amendment No. 1 and any related documents. This Amendment No. 1 constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

SPECTRA ENERGY CORP

By
Name:
Title:

SPECTRA ENERGY CAPITAL, LLC

By
Name:
Title:

LENDERS

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By
Name:
Title:

CITIBANK, N.A.

By:
Title:

BANK OF AMERICA, N.A.

By:
Title:

BARCLAYS BANK PLC

By:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Title:

ABN AMRO BANK, N.V.

By:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Title:

THE ROYAL BANK OF SCOTLAND PLC

By:
Title:

UBS LOAN FINANCE LLC

By:
Title:

By:
Title:

LEHMAN BROTHERS COMMERCIAL BANK

By:
Title:

MERRILL LYNCH BANK USA

By:
Title:

MORGAN STANLEY BANK

By:
Title:

THE BANK OF NOVA SCOTIA

By:
Title:

BMO CAPITAL MARKETS FINANCING, INC.

By:
Title:

CIBC INC.

By:
Title:

KEYBANK NATIONAL ASSOCIATION

By:
Title:

SUNTRUST BANK

By:
Title:

TORONTO DOMINION (TEXAS) LLC

By:
Title:

BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:
Title:

SCHEDULE 5.08

Liens

None